Regency Energy Partners To Acquire Zephyr Gas Services

DALLAS, August 9, 2010 – Regency Energy Partners LP (Nasdaq: RGNC) (“Regency”), announced today it has agreed to acquire Zephyr Gas Services (“Zephyr”), a field services company based in Houston, Texas, for $185 million. Regency intends to fund the acquisition under its revolving credit facility.

“We have been focusing our efforts on expanding our treating business since completing our strategic plan earlier this year and we were excited when the opportunity arose to pursue the ownership of Zephyr along with its experienced management team,” said Byron Kelley, president and chief executive officer of Regency. “This is a rare opportunity to acquire a fast growing and successful business that complements our current service offerings and brings another strong component to our midstream service portfolio.”

“With a high-quality treating platform added to our existing midstream, compression and transportation business segments, we believe we will be able to provide a full suite of contract services and an unmatched set of offerings for our producers,” continued Kelley. “In addition, the acquisition of Zephyr will add fee-based margins to Regency’s business mix and is expected to be immediately accretive.”

Zephyr’s assets closely align with Regency’s Gathering and Processing and Compression segments as both are strategically located in high-growth areas, including the Haynesville and Eagle Ford shales. In addition to treating, Zephyr provides a full range of field services, including gas cooling, dehydration, JT plant leasing and sulfur treating services. Regency expects to integrate Zephyr’s current management into the existing reporting structure of its Contract Compression segment.

The acquisition of Zephyr will also complement Regency’s existing Contract Compression segment. Both have similar business models, including a focus on large-scale, centralized field-wide applications and the utilization of common components packagers. The combination of Zephyr’s treating expertise, along with Regency’s existing midstream segments, will allow Regency to provide a comprehensive service offering to existing and potential customers. This combination should enable Regency to better compete against key competitors in terms of product offerings and ability to bid turnkey projects.

The acquisition is subject to approval under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.

Certain matters discussed in this press release include “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are identified as any statement that does not relate strictly to historical or current facts. Statements using words such as “anticipate,” “believe,” “intend,” “project,” “plan,” “expect,” “continue,” “estimate,” “goal,” “forecast,” “may” or similar expressions help identify forward-looking statements. Although we believe our forward-looking statements are based on reasonable assumptions, current expectations and projections about future events, we cannot give assurances that such expectations will prove to be correct. Forward-looking statements are subject to a variety of risks, uncertainties and assumptions. Additional risks include, volatility in the price of oil, natural gas, and natural gas liquids, declines in the credit markets and the availability of credit for the Partnership as well as for producers connected to the Partnership’s system and its customers, the level of creditworthiness of, and performance by the Partnership’s counterparties and customers, the Partnership's ability to access capital to fund organic growth projects and acquisitions, and the Partnership’s ability to obtain debt and equity financing on satisfactory terms, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time-to-time in the Partnership's transactions, changes in commodity prices, interest rates, and demand for the Partnership's services, changes in laws and regulations impacting the midstream sector of the natural gas industry, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids. Regency's general partner is owned by Energy Transfer Equity, L.P. (NYSE: ETE). For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:
Shannon Ming
Regency Energy Partners
Vice President, Corporate Finance Support & Investor Relations
214-840-5477
ir@regencygas.com

Media Relations:
Lauren Griffin
HCK2 Partners
972-743-8709
lauren.griffin@hck2.com